UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  March 29, 2006 (March 23, 2006)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

               1-804   13-1885030

    (Commission File Number) (IRS Employer Identification No.)

         200 Park Avenue, New York, New York    10166

      (Address of Principal Executive Offices)     (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

            On March 23, 2006, the Board of Directors (the "Board") of Sequa Corporation (the "Company"), upon the recommendation of the Compensation Committee of the Board, approved the targets for 2006 for the participants in the Company's management incentive bonus programs and targets for the second performance period of the Company's Long-Term Incentive Plan (the "LTIP") covering the period from January 1, 2006 through December 31, 2008.

The Management Incentive Bonus Programs ("MIBP"s) – 2006 Targets

            The targets established for the award of bonuses under the MIBPs to the named executive officers with respect to performance during 2006 are as follows:

Potential Percentage of Salary payable as bonus under the MIBPs -

PARTICIPANTS in the MIBP for Corporate Executive Officers	BELOW 85% OF BUDGETED EPS	MINIMUM COMPANY FINANCIAL PERFORMANCE (85% OF BUDGETED EPS)	PAR COMPANY FINANCIAL PERFORMANCE (100% OF BUDGETED EPS)	OUTSTANDING COMPANY FINANCIAL PERFORMANCE (150% OF BUDGETED EPS)
Executive Chairman	0	32.5%	65.0%	97.5%
Vice Chairman and Chief Executive Officer	0	25.0%	50.0%	85.0%

            The total bonuses paid under the aggregate of the MIBP for Corporate Executive Officers and the MIBP for Corporate Non-Executive Officers and Corporate Staff is limited to 10% of the consolidated pre-tax earnings from continuing operations before deduction for such bonuses.

PARTICIPANTS in the MIBP for Operating Divisions	BELOW 85% OF BUDGET	Minimum Bonus Level(1) (85% of Plan)	Target Bonus Level (“Par” Performance)	Maximum Bonus Level (120% of Plan)
Business Unit Heads who participate in the Long Term Incentive Plan (2)	0	20%	40%	80%

(1) Assumes at least 85% achievement of the Operating Profit financial target.  The bonus pool from which bonuses will be paid to each participant will be calculated based upon the overall financial performance -- Operating Profit, Return on Net Assets ("RONA") and operational excellence targets -- of the division.  No points for RONA or operational excellence targets are recognized for purposes of granting a bonus award unless Minimum Operating Profit is achieved.  The total bonuses paid to each Group or Division under the MIBP for Operating Divisions will not exceed 10% of operating profit of the Group/Division before deduction for the accrued bonus pool.

(2) Includes the Senior Vice President, Specialty Chemicals.

PARTICIPANTS IN THE MIBP FOR CORPORATE NON-EXECUTIVE OFFICERS AND CORPORATE STAFF WHO PARTICIPATE IN THE LONG TERM INCENTIVE PLAN (3)	MINIMUM FINANCIAL PERFORMANCE (85% of BUDGETED EPS)	PAR FINANCIAL PERFORMANCE (100% OF BUDGETED EPS)	OUTSTANDING FINANCIAL PERFORMANCE (150% OF BUDGETED EPS)
Company Financial Performance Points	15.0 points	30.0 points	60.0 points
Personal Performance Points	5.0 points	From 5.0 points to 10.0 points	From 5.0 points to 20.0 points
Total Percentage of Base Salary Payable as Bonus (Company Financial Performance plus Personal Performance)	20% of Base Salary	40% of Base Salary	80% of Base Salary

(3) Includes several executive officers of the Company as defined in the rules and regulations of the Securities Exchange Act of 1934, as amended.

Note:  The above chart assumes that the MIBP participant has achieved the required minimum personal performance rating of 5.0 points, without which no bonus award under this plan shall be payable.  Each point is equal to one percentage point of base salary.  Numbers are to be interpolated between categories on a straight line basis.  Points that fall between two categories are calculated on a straight arithmetic basis (i.e., if the financial results fall midway between minimum and par, 22.5 financial points will be awarded; likewise, in that situation, no more than 7.5 personal points can be awarded, regardless of actual performance).

Long-Term Incentive Plan - Target Percentages for the Second Performance Period

            For the performance period beginning on January 1, 2006 and ending on December 31, 2008, the Compensation Committee has determined the following percentages for participants in the event that the applicable established economic profit target is met:

            Executive Chairman            45% of base salary

            Vice Chairman and CEO    40% of base salary

            All other participants            30% of base salary

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            On March 23, 2006, Alvin Dworman informed the Board that he has decided not to stand for re-election to the Company’s Board of Directors at the 2006 Annual Meeting of Stockholders, which is scheduled to be held on May 4, 2006.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On March 23, 2006, the Board approved an amendment to the By-laws of the Company, effective as of such date, to change the number of directors of the Company to between seven and thirteen.  Amended and Restated By-laws, reflecting the amendments discussed above, are attached hereto as Exhibit 3.2.

Item 8.01        Other Events.

            On March 27, 2006, the Company issued a press release advising of the status of the redemption of all the outstanding shares of its $5.00 Cumulative Convertible Preferred Stock that was initiated on March 13, 2006.  A copy of the press release updating the status of the redemption is attached as Exhibit 99.1 to this Current Report.

Item 9.01.            Financial Statements and Exhibits.

(c)                        Exhibits.  The following exhibits are filed herewith and incorporated herein by reference:

3.2                        Amended and Restated By-laws.

                        99.1                        Press release of Registrant dated March 27, 2006.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SEQUA CORPORATION

                        By: /s/ Martin Weinstein

                        Martin Weinstein

                        Vice Chairman and Chief Executive Officer

Dated:  March 29, 2006